UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2006

BARNES GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-04801	06-0247840
(Commission File Number)	(I.R.S. Employer Identification No.)

123 Main Street, Bristol, Connecticut	06011-0489
(Address of principal executive offices)	(Zip Code)

(860) 583-7070

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 15, 2006, Barnes Group Inc., a Delaware corporation (the “Company”), entered into a Share Purchase Agreement (the “Purchase Agreement”) with Mr. Eugen Hänggi ( the “Seller”). The Purchase Agreement provides that the Company, or one or more of its subsidiaries, will acquire all of the outstanding shares of Heinz Hänggi AG, Stanztechnik, a Swiss corporation (“Heinz Hänggi”), for CHF 162,000,000 (the “Purchase Price”). Of the Purchase Price, CHF 122,000,000 (or approximately US$ 92,606,649 based on the exchange rate of CHF 1.3174/$ on March 10, 2006) of the Purchase Price is to be paid in cash. The balance is to be paid in the form of 814,338 shares of common stock, par value $.01, of the Company (the “Common Stock”). Such number of shares of Common Stock was determined using an average of the daily mid-point price of a share of Common Stock for the 30 trading days from January 27, 2006 to and including March 10, 2006 and using an average exchange rate for such period; provided, that such number of shares of Common Stock will be adjusted if prior to the closing of the acquisition the Company declares a stock dividend or makes distributions upon or subdivides, splits up, reclassifies or combines its Common Stock, or declares a dividend or makes a distribution on the Common Stock in any security convertible into Common Stock. Each of the parties to the Purchase Agreement has made representations and warranties and agreed to indemnification obligations customary for transactions of the type contemplated by the Purchase Agreement. The Purchase Agreement also provides for a non-competition covenant from the Seller and a post-closing consulting relationship between Heinz Hänggi and the Seller. The consummation of the acquisition is subject to a number of closing conditions including approval by the German Federal Cartel Office.

Item 3.02. Unregistered Sales of Equity Securities.

As described in Item 1.01 above, in connection with the acquisition of Heinz Hänggi, at and subject to the closing of the transaction, the Company is to issue shares of Common Stock to the Seller as part of the Purchase Price. The Common Stock to be issued to the Seller is to be issued in reliance upon an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Regulation S. The Company is relying upon the representations and warranties of the Seller, including his agreement with respect to restrictions on resale, in support of the satisfaction of the conditions contained in Section 4(2) of the Securities Act and Regulation S. Certificates representing the Common Stock to be issued pursuant to the Purchase Agreement will bear restrictive legends.

Item 7.01. Regulation FD Disclosure.

On March 15, 2006, the Company issued a press release that announced it had entered into the Purchase Agreement. That release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2006	BARNES GROUP INC.
(Registrant)

	By:	/s/ Signe S. Gates
Signe S. Gates
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description	Reference
99.1	Press Release dated March 15, 2006	Furnished with this report